Exhibit 10.3

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”), dated as of September 30, 2013 (the “Effective Date”), is by and between Advanced Plasma Therapies, Inc., a Delaware corporation, with its principal place of business at 1 Monroe Avenue, Lawrenceville, New Jersey 08648 (the “Company”) and Michael Preston, having a principal residence at 8 Abbey Road, Orangeburg NY 10962 (the “Executive”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, dated May 30, 2013 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, and pursuant to Section 11(e) of the Employment Agreement, the parties, intending to be legally bound, hereby agree to amend the Employment Agreement as of the Effective Date as follows:

1. Definition of First Funding Milestone. In light of the Company’s current financing needs and strategy, the Company and the Executive hereby amend the definition of “First Funding Milestone” appearing in Section 3(a) of the Employment Agreement to reduce such milestone from $5 million to $2 million. As amended, the definition of First Funding Milestone shall read as follows: “During the Employment Term and commencing from the consummation of (or a portion of, as the case may be) the Company’s initial round of financing with minimum gross proceeds to the Company of not less than $2 million (the “First Funding Milestone”) . . . .”

2. No Further Amendment. Except as amended hereby, the Employment Agreement shall remain unmodified and in full force and effective.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard or reference to its principles of conflicts of laws.

4. Headings; Counterparts. The headings contained in this Amendment are inserted for reference purposes only and shall not in any way affect the meaning, construction or interpretation of this Amendment. This Amendment may be executed in two (2) counterparts, each of which, when executed, shall be deemed to be an original, but both of which, when taken together, shall constitute one and the same document. Such counterparts may be executed and delivered by facsimile/e-mail transmission, which shall constitute valid execution and delivery.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and Executive has executed this Amendment as of the date first above written.

ADVANCED PLASMA THERAPIES, INC.

By:	/s/ Michael Preston
	Name:	Michael Preston
	Title:	Executive Chairman

/s/ Howard Nelson
Howard Nelson

[Signature Page to Amendment No. 1 to Employment Agreement]